Exhibit 3

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                               CUSTOMER AGREEMENT


INSTRUCTIONS:     1.     Carefully read the Agreement on reverse side.
                  2.     Make certain you sign and date the Agreement.
                  3.     Keep the last copy of the Agreement for your records.
                  4.     Return the remaining copies in the enclosed envelope.







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                          DONALDSON, LUFKIN & JENRETTE
                             Securities Corporation
                   277 Park Avenue - New York, New York 10172

                               CUSTOMER AGREEMENT

           In consideration of your accepting and carrying for the undersigned one or more accounts, the undersigned hereby consents and agrees that:

                        APPLICABLE RULES AND REGULATIONS

           1. All transactions for the undersigned shall be subject to the consultation, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, where executed by you or your agents, including your subsidiaries and affiliates.

                                   DEFINITION

           2. For purposes of this agreement "securities, commodities and other property," as used herein shall include, but not be limited to money, securities, and commodities of every kind and nature and all contracts and options relating thereto, whether for present or future delivery.

                                      LIEN

           3. All securities, commodities and other property now or hereafter held, carried or maintained by you in your possession and control for any purpose, in or for any of the accounts of the undersigned, now or hereafter opened, including accounts in which the undersigned may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the undersigned to you, and are to be held by you as security for the payment of any liability or indebtedness of the undersigned to you in any of said accounts. You shall have the right to transfer securities, commodities and other property so held by you from or to any other of the accounts of the undersigned whenever in your judgment you consider such a transfer necessary for your protection. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

                                   LIQUIDATION

           4. You shall have the right, in accordance with your general policies regarding your margin maintenance requirements, as such may be modified, amended or supplemented from time to time, or if, in your discretion you consider it necessary for your protection to require additional collateral at an earlier or later point in time than called for by said general policies, or in the event that a petition in bankruptcy, or for appointment of a receiver is filed by or against the undersigned, or an attachment is levied against the accounts of the undersigned, or in the event of the death of the undersigned, to sell any or all securities, commodities and other property in the accounts of the undersigned with you, whether carried individually or jointly with others, to buy any or all securities, commodities and other property which may be short in such accounts,

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to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase or other notice or advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchasers for your own account, it being understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as herein provided.

                       PAYMENT OF INDEBTEDNESS UPON DEMAND

           5. The undersigned shall at all times be liable for the payment upon demand of any debt balance or other obligations owing in any of the accounts of the undersigned with you and, the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned, and, the undersigned shall make payment of such obligations and indebtedness upon demand.

                        LIABILITY FOR COSTS OF COLLECTION

           6. The reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with you, including, but not limited to, attorney's fees, incurred and payable or paid by you shall be payable to you by the undersigned.

              PLEDGE OF SECURITIES, COMMODITIES AND OTHER PROPERTY

           7. All securities, commodities and other property now or thereafter held, carried or maintained by you in your possession in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities, commodities and other property for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining to your possession or control for delivery a like amount of similar securities, commodities or other property.

          MARGIN REQUIREMENTS, CREDIT CHARGES AND CREDIT INVESTIGATION

           8. The undersigned will at all times maintain such securities, commodities and other property in the accounts of the undersigned for margin purposes as you shall require from time to time and the monthly debit balances or adjusted balances in the accounts of the undersigned with you shall be charged, in accordance with your usual custom, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will be added to the opening balance for the next charge period unless paid.

           You may exchange credit information about the undersigned with others. You may request a credit report on the undersigned and upon request, you will state the name and address of the consumer reporting agency that furnished


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it. If you extend, update or renew the undersigned's credit, you may request a new credit report without telling the undersigned.

                    PRESUMPTION OF RECEIPT OF COMMUNICATIONS

           9. Communications may be sent to the undersigned at the address of the undersigned or at such other address as the undersigned may hereafter give you in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

                             NON- INVESTMENT ADVICE

           10. The undersigned acknowledges that you will not provide the undersigned with any legal, tax or accounting advice, that your employees are not authorized to give any such advice and that the undersigned will not solicit or rely upon any such advice from you or your employees whether in connection with transactions in or for any of the accounts of the undersigned or otherwise. In making legal, tax or accounting decisions with respect to transactions in or for the accounts of the undersigned or any other matter, the undersigned will consult with and rely upon its own advisors and not you, and you shall have no liability therefor.

                            SCOPE AND TRANSFERABILITY

           11. This agreement shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall inure to the benefit of your successors whether by merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns, and this agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

                              EXTRAORDINARY EVENTS

           12. You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond your control.

             REPRESENTATIONS AS TO CAPACITY TO ENTER INTO AGREEMENT

           13. The undersigned, if an individual, represents that the undersigned is of full age, that unless otherwise disclosed to you in writing, the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member firm or member corporation registered on any exchange or of a bank, trust company, insurance company or of any corporations, firm or individual engaged in the business of dealing either as a broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.


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                           JOINT AND SEVERAL LIABILITY

           14. If the undersigned shall consist of more than one individual, their obligations under this agreement shall be joint and several. The undersigned have executed the Joint Account Agreement and made the election required therein.

                               OPTION TRANSACTIONS

           15. If at any time the undersigned shall enter into any transaction for the purchase or resale of an option contract, the undersigned hereby agrees to abide by the rules of any national securities association, registered securities exchange or clearing organization applicable to the trading of option contracts and, acting alone or in concert, will not violate the position or exercise limitation rules of any such association or exchange or of the Options Clearing Corporation or other clearing organization.

                                  SEPARABILITY

           16. If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

                            HEADINGS ARE DESCRIPTIVE

           17. The heading of each provision hereof is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision.

                             ARBITRATION DISCLOSURES

           18.    o        APBITPATION I(SIGMA) (PHI)INA(LAMBDA) AN(DELTA)
                           BIN(DELTA)IN(GAMMA) ON THE (PI)APTIE(SIGMA).

                  o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

                  o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

                  o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


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                  o        THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A
                           MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.


                      AGREEMENT TO ARBITRATE CONTROVERSIES

           19. IT IS AGREED THAT ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT, SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR ANY OTHER NATIONAL SECURITIES EXCHANGE ON WHICH A TRANSACTION GIVING RISE TO THE CLAIM TOOK PLACE (AND ONLY BEFORE SUCH EXCHANGE) OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., AS THE UNDERSIGNED MAY ELECT AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL. IN THE EVENT THE UNDERSIGNED DOES NOT MAKE SUCH ELECTION WITHIN FIVE (5) DAYS OF SUCH DEMAND OR NOTICE, THEN THE UNDERSIGNED AUTHORIZES YOU TO DO SO ON BEHALF OF THE UNDERSIGNED.

           NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.


                    THE LAWS OF THE STATE OF NEW YORK GOVERN

           20. THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                  LOAN CONSENT

           21. BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES THAT SECURITIES NOT FULLY PAID FOR BY THE UNDERSIGNED MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.

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           THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH
19 ON THIS PAGE. I ACKNOWLEDGE RECEIVING A COPY OF THIS AGREEMENT.


                                   SIGNATURES

(If a Corporation, Partnership or Other Entity)          (If Individuals)


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               (Name of Entity)


                                                --------------------------------
                                                (Second Party, If Joint Account)




By
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Title
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                          SEAL




DATED                                  ACCOUNT NO.
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